UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

Mitek Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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	(4)	Date Filed:

MITEK SYSTEMS, INC.
14145 DANIELSON ST., SUITE&NBSP;B
POWAY, CALIFORNIA 92064

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2005

TO ALL STOCKHOLDERS OF
MITEK SYSTEMS, INC.

You are cordially invited to attend a Special Meeting of Stockholders of Mitek Systems, Inc. (“Mitek”). The meeting will be held at 1:00 p.m., local time, Wednesday, May 4, 2005, at Mitek’s executive offices located at 14145 Danielson St., Suite B, Poway, California 92064, for the following purposes:

1.	To amend Mitek’s Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000.

2.	To transact such business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 2005 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and all adjournments thereof. A list of these stockholders will be open to examination by any stockholder at the meeting and for ten days prior thereto during normal business hours at our executive offices, 14145 Danielson St., Suite B, Poway, California 92064.

Enclosed for your convenience is a form of proxy which may be used at the Special Meeting and which, unless otherwise marked, authorizes the holders of the proxy to vote for the proposed slate of directors and as the proxy holder deems appropriate on any other matter brought before the Special Meeting.

You are invited to attend the meeting in person. Even if you expect to attend, it is important that you sign, date and return the attached proxy promptly in the business reply envelope which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting to assure the presence of a quorum. If you sign and send in a proxy, you may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attendance at the meeting and voting in person.

By Order of the Board of Directors

By:	/s/ John M. Thornton
John M. Thornton
Poway, California April 1, 2005	Chairman of the Board

MITEK SYSTEMS, INC.
14145 DANIELSON ST., SUITE&NBSP;B
POWAY, CALIFORNIA 92064

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

May 4, 2005

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mitek Systems, Inc. (the “Company”) for use at its Special Meeting of Stockholders (the “Special Meeting”) to be held at 1:00 p.m., local time, Wednesday, May 4, 2005, at the company’s executive offices at 14145 Danielson St., Suite B, Poway, CA 92064, and at any adjournments thereof.

As of the close of business on March 16, 2005, the record date for determining stockholders entitled to notice of and to vote at the Special Meeting, we had a total of 12,460,909 shares of Common Stock issued and outstanding.

We will pay the expenses of soliciting proxies for the Special Meeting including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees of the Company. Our officers and employees will not receive additional compensation for soliciting proxies. We may request persons holding stock in their names for others, such as brokers and nominees, to forward proxy materials to their principals and request authority to execute the proxy. We will reimburse any such brokers and nominees for their expenses in connection therewith.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Mitek Systems, Inc. ("Mitek") is soliciting your proxy to vote at the Special Meeting of Stockholders. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. The persons named as proxies were selected by the Board of Directors.

We intend to mail this proxy statement and accompanying proxy card on or about April 7, 2005 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on March 16, 2005 will be entitled to vote at the Special Meeting. On this record date, there were 12,460,909 shares of common stock.

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2005, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 16, 2005, your shares were not registered in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There is only one matter scheduled for a vote: the approval of a proposed amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000 shares.

How do I vote?

For each matter to be voted on, you may vote "For," "Against" or "Abstain" from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

●    To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

●    To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if these options are offered by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of March 16, 2005.

What if I return a proxy card but do not make a specific choice?

If you return a signed and dated proxy card without marking any voting selection, your shares will be voted "For" the amendment of our Certificate of Incorporation. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.

Stockholder of Record: Shares Registered in Your Name

You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●    You may submit another properly completed proxy card with a later date.

●    You may send a written notice that you are revoking your proxy to Mitek’s Secretary at 14145 Danielson Street, Suite B, Poway, California, 92064.

●    You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our Secretary, at our address, by September 28, 2005. If you If you submit a proposal after December 12, 2005, it will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 under the Securities Exchange Act of 1934, as amended and the proxy holder may vote against such proposal using the proxy holder’s discretionary voting authority as authorized by proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For," "Against" and "Abstain" votes and broker non-votes. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as "Against" votes.

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker cannot vote your shares at the Special Meeting in the absence of your voting instructions. This is commonly referred to as a "broker non-vote." Broker non-votes will be treated for voting and quorum purposes in the same manner as if you “Abstain” from voting.

How many votes are needed to approve the proposal?

To be approved, the proposal to amend our Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000 shares, must receive a "For" vote from the majority of the voting power of the outstanding shares either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as "Against" votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the voting power of the outstanding shares are represented by stockholders present at the meeting in person or by proxy. On the record date, there were 12,460,909 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards a quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in our quarterly report on Form 10-QSB for the third quarter of fiscal 2005.

PROPOSAL NO. 1

INCREASE SHARES OF COMMON STOCK

BY AMENDING CERTIFICATE OF INCORPORATION

The Board of Directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 20,000,000 shares to 40,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical our currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Restated Certificate of Incorporation by the Secretary of State of the State of Delaware.

In February 2005, we entered into agreements with John H. Harland Company (“Harland”), pursuant to which Mitek agreed to sell to Harland up to 2,142,856 shares of its authorized and unissued common stock and up to 321,428 warrants to purchase common stock for an aggregate purchase price of $1,500,000. Each warrant is exercisable for a period of seven years at a price of $.70 subject to certain adjustments. Under the terms of the agreements with Harland, the transaction was expected to close in two rounds. The initial round for one-half of the shares and one-half of the warrants for a purchase price of $750,000 occurred simultaneously with the signing of the agreement on February 22, 2005. The second round for the remainder of the shares and the warrants for a purchase price of $750,000 is scheduled to take place on or before August 31, 2005. The closing of the second round is subject to various closing conditions, including a condition that Mitek amend its Certificate of Incorporation to increase the authorized number of shares of its common stock from the current 20,000,000 shares to at least 30,000,000 shares.

The purchase price for the common stock and warrants is payable in cash. There were no underwriting discounts or commissions incurred in connection with the sale. Mitek will use the net proceeds from the sale for working capital purposes.

Following the effectiveness of the Certificate of Amendment submitted at the Special Meeting for stockholder approval, and assuming the other conditions of the agreements with Harland are met, the second round closing will take place after the date of such effectiveness and 1,071,428 shares of common stock and 160,714 warrants will be acquired by Harland for $750,000. From the shares of common stock newly authorized in the Special Meeting, Mitek will reserve 321,428 shares of common stock for issuance upon the exercise of the common stock warrants issued to Harland.

In the event that Mitek Systems cannot secure stockholder approval for the amendment, it would not be able to meet the closing conditions for the second closing and such closing would probably not occur.

In addition to the 12,460,909 shares of common stock outstanding on March 16, 2005, the Board has reserved 2,540,107 shares for issuance upon exercise of options, including options granted or to be granted under Mitek's stock option plans, and 3,766,234 common stock reserved for conversion of convertible note with Laurus Master Funds, and up to approximately 1,220,714 shares of common stock that may be issued upon exercise of warrants to purchase our common stock.

Although at present our board of directors has no other plans to issue the newly authorized shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, our board of directors could adopt a "poison pill" that would, under certain circumstances related to an acquisition of shares not approved by our board of directors, give certain holders the right to acquire additional shares of common stock at a low price, or our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our board of directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock and preferred stock, voting together as a single class, will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The table below shows, as of March 16, 2005, the amount and class of the Company’s voting stock owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by (i) each director, (ii) all directors and executive officers as a group and (iii) each person known by us to own beneficially 5% or more of any class of Mitek’s voting stock (except as noted below). Unless otherwise indicated, the business address for each of these stockholders is c/o Mitek Systems, Inc., 14145 Danielson St., Suite B, Poway, CA 92064.

Name of beneficial Owner or Identify of Group	Number of shares of Common Stock Beneficially Owned	Percent of Class

John M. and Sally B. Thornton(1)	2,699,959	21.67%
Gerald I. Farmer	55,000 (2)	.44%
James B. DeBello	815,000 (3)	6.14%
Michael Bealmear	30,000 (4)	.24%
Robert David Holvey(5)	-0-	-0-
William Tudor	25,000 (6)	.20%
Murali Narayanan	160,000 (7)	1.27%
Emmanuel DeBoucard	200,000 (8)	1.58%
Directors and Officers as a Group	3,984,959(9)	28.99%

(1)	John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company.
(2)	Represents 55,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 2005.
(3)	Represents 815,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 2005.
(4)	Represents 30,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 2005.
(5)	Mr. Holvey was a director of the Company until his resignation in December 2004.
(6)	Represents 15,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 2005 and 10,000 shares of Common Stock held by Mr. Tudor.
(7)	Represents 160,000 shares of Common Stock subject to options exercisable within in 60 days of March 16, 2005.
(8)	Represents 200,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 2005.
(9)	Includes 1,275,000 shares of Common Stock subject to options exercisable within 60 days of March 16, 2005.

Information with respect to beneficial ownership is based on information furnished to the Company by each person identified above.

OTHER BUSINESS

The Special Meeting is called for the purposes set forth in the attached Notice of Special Meeting of Stockholders. We are not aware of any matters for action by stockholders at this meeting other than those described in the Notice. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of printing hereof and which may properly come before the Special Meeting or any adjournment thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

By:	/s/ John M. Thornton
John M. Thornton
San Diego, California April 1, 2005	Chairman of the Board

PROXY

MITEK SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCHOLDERS
TO BE HELD ON MAY 4, 2005

The undersigned hereby appoints James B. DeBello and John M. Thornton, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Mitek Systems, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Mitek Systems, Inc. to be held at 14145 Danielson St., Suite B, Poway California 92064 on Wednesday, May 4, 2005 at 1:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

☒ Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

	FOR	AGAINST	ABSTAIN
1. To approve an amendment to Mitek's Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000 shares.	☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating that if signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date: